AMENDMENT NO. 1
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDMENT  NO.  1  TO  AMENDED  AND  RESTATED  CREDIT  AGREEMENT  (the
"Amendment"), dated as of September 11, 1998, among Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), certain consolidated subsidiaries of the Company which may from time to time become parties thereto (the "Subsidiaries"), The First National Bank of Chicago, Firstar Bank Milwaukee, N.A., M&I Marshall & Ilsley Bank, The Northern Trust Company, and Societe Generale (the "Lenders"), and Dresdner Bank ("Dresdner", and taken together with the Lenders, the "Banks"), and The First National Bank of Chicago in its capacity as contractual representative for itself and the other Lenders (the "Agent") under that certain Amended and Restated Credit Agreement dated as of April 3, 1998 by and among the Company, the Lenders and the Agent (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

          WHEREAS, the Borrower, the Lenders and the Agent have entered the Credit Agreement;

          WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Company has requested that the Credit Agreement be amended to increase the Aggregate Commitment, the Aggregate Eurocurrency Commitment, the Aggregate Revolving Commitment (collectively, the "Commitment Changes") and to add Dresdner as a new Bank thereunder; and

          WHEREAS, subject to the terms and conditions hereof, the undersigned Lenders and the Agent have agreed to the Commitment Changes and the addition of Dresdner;

          NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Amendment to the Credit Agreement. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

          (a) On and after the date first written above, Dresdner shall for all purposes be a Bank party to the Credit Agreement and shall have all the rights and obligations of a Bank under the Credit Agreement and the Notes, with a Eurocurrency Commitment and Revolving Loan Commitment set forth opposite its name on Schedule 4 to the Credit Agreement.

          (b) The Eurocurrency Commitments and Revolving Loan Commitments set forth opposite each Lender's signature to the Credit Agreement are hereby deleted. Such Commitments shall hereafter be recorded on Schedule 4 to the Credit Agreement, a form of which is attached hereto.

          (c) The Table of Contents is hereby amended to insert after "Schedule 2 -- ERISA (Article 3, paragraph i)" the following:

          "Schedule 4 -- Commitments".

          (d) Section 1.01 is hereby amended as follows:

               (i) The definition of "Aggregate Commitment" is hereby modified to delete therefrom the number "90,000,000" and to substitute therefor the number "100,000,000".

               (ii) The definition of "Aggregate Eurocurrency Commitment" is hereby modified to delete therefrom the number "18,000,000" and to substitute therefor the number "20,000,000".

               (iii) The definition of "Aggregate Revolving Commitment" is hereby modified to delete therefrom the number "72,000,000" and to substitute therefor the number "80,000,000".

               (iv) The definition of "Eurocurrency Commitment" is hereby deleted and replaced with the following:

               "Eurocurrency Commitment" shall mean, with respect to any Bank, the amount set forth opposite such Bank's name on Schedule 4 in the column entitled "Eurocurrency Commitment", as such amount may be modified from time to time pursuant to the terms hereof.".

               (v) The definition of "Revolving Loan Commitment" is hereby deleted and replaced with the following:

               "Revolving Loan Commitment" shall mean, with respect to any Bank, the amount set forth opposite such Bank's name on Schedule 4 in the column entitled "Revolving Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.".

               (e) The Schedules to the Credit Agreement are hereby amended by inserting therein "Schedule 4 -- Commitments" as attached to this Amendment.

               (f) The attached Dresdner Bank signature page is hereby inserted after Societe Generale's signature page to the Credit Agreement.

          2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received each of the following:

          (a) duly executed originals of this Amendment from the Company, Dresdner and the Agent;

          (b) a Note payable to the order of Dresdner; and

          (c) such other documents, instruments and agreements as the Agent may reasonably request.

          3. Notices. Pursuant to Section 10.08, Dresdner designates the address set forth on the attached signature page marked as the "Dresdner Signature Page for the Johnson Worldwide Credit Agreement" as its address for purposes of notices and other communications under the Credit Agreement and the Notes.

          4. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

          (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

          (b) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and except as modified by the supplemental disclosure made in Exhibit A to this Amendment agrees that all such covenants, representations and warranties (as so modified) shall be deemed to have been remade as of the effective date of this Amendment.

          5. Reference to the Effect on the Credit Agreement.

          (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Amended and Restated Credit Agreement dated as of April 3, 1998, as amended hereby.

          (b) Except as specifically amended above, the Amended and Restated Credit Agreement dated as of April 3, 1998 and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the

Agent or any of the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          6. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

          7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

          8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          9. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

                                        JOHNSON  WORLDWIDE ASSOCIATES, INC.

                                        By:      /s/Carl G. Schmidt
                                                 Name:Carl G. Schmidt
                                                 Title:SENIOR VICE PRESIDENT
                                                       CHIEF FINANCIAL OFFICER,
                                                       SECRETARY AND TREASURER

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        individually and as Agent

                                        By:      ____________________________
                                                 Name:
                                                 Title:

                                        FIRSTAR BANK MILWAUKEE, N.A.

                                        By:      ___________________________
                                                 Name:
                                                 Title:

                                        M&I MARSHALL & ILSLEY BANK

                                        By:      ____________________________
                                                 Name:
                                                 Title:

                                        THE NORTHERN TRUST COMPANY

                                        By:      ____________________________
                                                 Name:
                                                 Title:

                                        SOCIETE GENERALE

                                        By:      ____________________________
                                                 Name:
                                                 Title:

                                        DRESDNER BANK

                                         By:      _____________________________
                                                  Name:
                                                  Title:

                                   SCHEDULE 4
                                   COMMITMENTS


       Name of Bank             Eurocurrency Commitment          Revolving Loan
                                                                    Commitment

The First National Bank of           $5,200,000                    $20,800,000
Chicago
Firstar Bank Milwaukee,              $3,600,000                    $14,400,000
N.A.
M&I Marshall & Ilsley Bank           $2,000,000                     $8,000,000
The Northern Trust Company           $2,000,000                     $8,000,000
Societe Generale                     $3,600,000                    $14,400,000
Dresdner Bank                        $3,600,000                    $14,400,000

                                        DRESNDER BANK


                                        By:      ________________________
                                                 Name:
                                                 Title:


                                        Dresdner Kleinwort Benson
                                        75 Wall Street
                                        New York, NY  10005-2889
                                        Telex No.:
                                        Telephone No.:  212-429-2242
                                        Telecopier No.:  212-429-2524














                                             Dresdner's Signature Page for the
                                             Johnson Worldwide Credit Agreement

                                  Exhibit A to
                                 Amendment No. 1
                             to the Credit Agreement
                               dated April 3, 1998




RE: Frank H. Marshall and Patricia Daugherty vs. Uwatec U.S.A., Inc. and Uwatec A.G.


          In June 1997, a jury in the above case rendered a judgment of $1 million against each of Uwatec U.S.A., Inc. and Uwatec A.G. for various employment and termination of employment claims. Johnson Worldwide Associates, Inc. believes that all lost costs and expenses are reimbursable under the Stock Purchase Agreement dated July 11, 1997 between Johnson Worldwide Associates, Inc. and Heinz Ruchti and Karl Leemann which includes $10 million for reimbursement of warranty claims.